Exhibit 10.14

CONFIDENTIAL

OPTEX SYSTEMS HOLDINGS, INC.

STOCK APPRECIATION RIGHTS AGREEMENT

THIS AGREEMENT, by Optex Systems Holdings, Inc., a Delaware corporation (the “Company”), and [NAME], an employee of the Company or an Affiliate (the “Grantee”), sets forth the terms and conditions of the Stock Appreciation Rights award (“SAR”) granted to the Grantee pursuant to the Optex Systems Holdings, Inc. 2023 Equity Incentive Plan (the “Plan”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to them in the Plan.

1. Grant of SAR. The Compensation Committee of the Board of Directors of the Company (the “Committee”) has awarded to Grantee a SAR with respect to the Common Stock of the Company, subject to the terms and conditions of this Agreement and the Plan.

2. General Terms of Grantee’s SAR.

The number of Shares subject to this SAR (the “SAR Shares”) is: _______.

The “Exercise Price” of each SAR Share is: $_____ per share, which may not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.

The “Grant Date” of this SAR is: ____________________.

The “Expiration Date” of Grantee’s right to exercise the SAR with respect to any number of SAR Shares is 5:00 p.m. (Central Time) on the _____ anniversary of the Grant Date. However, Grantee’s right to exercise this SAR may terminate before the Expiration Date as set forth in Section 4 of this Agreement.

This SAR is a tandem SAR subject to the additional conditions to exercise set forth in Section 8(b) of the Plan: Yes ____. No ____.

3. Conditions of Exercise.

a. Conditions of Exercise. Subject to the provisions of the Plan and this Agreement, Grantee may exercise the SAR with respect to all or some SAR Shares only after the SAR has vested with respect to the number of SAR Shares that are sought to be exercised, and only before the Expiration Date or the termination date described in Section 4 of this Agreement.

b. Vesting of SAR. Subject to the termination provisions of paragraph 4, the Grantee’s SAR Shares vest as follows: _________________________________.

4. Non-Transferability. Grantee may not transfer this SAR other than by will or the laws of descent and distribution and only the Grantee may exercise this SAR during his or her lifetime.

5. Termination of Employment. The following paragraphs apply in the event of Grantee’s termination of employment from the Company or an Affiliate prior to the Expiration Date. In no event, however, will the periods described in this Section 5 extend the term of the SAR beyond its Expiration Date or beyond the date the SAR is otherwise cancelled pursuant to the terms of the Plan.

a. Disability or Death.

(i) Notwithstanding Section 4 hereof, if the Committee determines that Grantee is unable to exercise the SAR as a result of “permanent and total disability” (within the meaning of Section 22(e) (3) of the Code), then the Committee may permit Grantee’s guardian or other legal representative to exercise the SAR on behalf of Grantee, provided that Grantee has been employed by the Company for two years following the Grant Date. In such event, the SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to Grantee’s “permanent and total disability,” provided that for purposes of this Agreement, where context requires, the term “Grantee” as used in this Agreement shall be deemed to refer to the person(s) who has(ve) the right to exercise the SAR after the Grantee’s disability. In such an event, neither the Committee nor the Company will be liable for any losses resulting from such exercise or, if applicable, from the disposition of shares acquired upon such exercise. The Company disclaims any obligation to provide notice to any person who has the right to exercise the SAR of circumstances triggering termination of the SAR.

(ii) If Grantee dies while employed by the Company or an Affiliate or within the period when a SAR could have otherwise been exercised by Grantee, Grantee’s estate or the person to whom this SAR passes by will or the laws of descent and distribution, as applicable, shall have the right, at any time within a period of twelve (12) months after Grantee’s death, to exercise the SAR, provided that the Grantee has been employed by the Company for two years following the Grant Date. In such event, the SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to Grantee’s death, provided that for purposes of this Agreement, where context requires, the term “Grantee” as used in this Agreement shall be deemed to refer to the person(s) who has(ve) the right to exercise the SAR after the Grantee’s death. In such an event, neither the Committee nor the Company will be liable for any losses resulting from such exercise or, if applicable, from the disposition of shares acquired upon such exercise. The Company disclaims any obligation to provide notice to any person who has the right to exercise the SAR of circumstances triggering termination of the SAR.

b. Other Termination of Employment.

(i) Other than as provided in Section 5(a) above, during Grantee’s life, a SAR shall be exercisable only by Grantee and only before (x) the date of the termination of the Grantee’s employment with the Company or an Affiliate for Cause, and (y) the date that is three (3) months after the date of the termination of the Grantee’s employment other than for Cause (including retirement), but in each of (x) and (y) only if and to the extent the Grantee had been employed by the Company for at least two years following the date of this agreement and the SAR was otherwise exercisable immediately prior to such termination, and subject to the provisions of Section 5(c) below.

(ii) If Grantee terminates employment with the Company and its subsidiaries before the expiration of two years from the Grant Date, Grantee may not exercise the SAR after, and the SAR will terminate without notice to Grantee immediately at the time of such termination of Grantee’s employment with the Company and its subsidiaries. In addition, if Grantee takes a military, sick leave or other bona fide leave of absence from the Company and its subsidiaries, and the period of such leave exceeds 3 months, Grantee will be considered to have terminated employment from the Company and its subsidiaries for purposes hereof on the later of (x) the first day immediately following such 3-month period, or (y) the last day that Grantee’s right to reemployment following the end of such leave is guaranteed by law or contract with the Company or a subsidiary.

(iii) For purposes of this Section 5, “Cause” means termination of employment as a result of (w) the failure of the Grantee to perform or observe any of the terms or provisions of any written employment agreement between the Grantee and the Company or its subsidiaries or, if no written agreement exists, the gross dereliction of the Grantee’s duties with respect to the Company; (x) the failure of the Grantee to comply fully with the lawful directives of the Board of Directors of the Company or its subsidiaries, as applicable, or the officers or supervisory employees to whom the Grantee is reporting; (y) the Grantee’s dishonesty, misconduct, misappropriation of funds, or disloyalty or disparagement of the Company, any of its subsidiaries, or its management or employees; or (z) other proper cause determined in good faith by the Committee. Notwithstanding the foregoing, if the Grantee is subject to a written agreement with the Company or its subsidiaries that contains a definition of “Cause” that is different than the definition provided herein, the definition of “Cause” in such other agreement shall apply in lieu of the definition provided herein.

c. Limitations on Exercise of SAR. In no event may the SAR be exercised, in whole or in part, after _________ years following the Grant Date.

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6. Exercise of SAR. Grantee may exercise the SAR by delivering written notice to the Secretary of the Company, in the form for such purpose promulgated by the Company, specifying the whole number of vested SAR Shares to which the notice relates.

Upon delivery of the notice of exercise, Grantee will be entitled to a payment from the Company of an amount equal to the number of SAR Shares specified in the notice multiplied by: (a) the Fair Market Value of a share of Common Stock (determined as of the date the Company receives Grantee’s notice of exercise form), reduced by (b) the Exercise Price for a SAR Share.

Payment will be made as soon as practicable after the Company processes Grantee’s exercise. Payment will be made in shares of Common Stock having a Fair Market Value (determined as of the date the Company receives Grantee’s notice of exercise form)1 equal to the amount of the payment due. Any fractional shares will be paid in cash. Grantee’s payment may be reduced by an amount the Company or an Affiliate deems necessary to satisfy its liability to withhold federal, state or local income taxes or other taxes due by reason of the exercise. Alternatively, the Company or an Affiliate may reduce compensation that is otherwise payable to Grantee by the amount the Company or an Affiliate deems necessary to satisfy its liability to withhold federal, state or local income taxes or other taxes due by reason of the exercise.

7. Adjustments and Change of Control. Subject to the Committee’s ability to accelerate vesting pursuant to Section 11(c) of the Plan, the number and type of shares subject to this SAR and the Exercise Price may be adjusted, or this SAR may be assumed, cancelled or otherwise changed, in the event of certain transactions, as provided in Section 13 of the Plan. Upon a change of control, as defined in the Plan, the Grantee shall have the rights specified in Section 13(d) of the Plan.

8. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this SAR Agreement shall in no way be a waiver of such provision or of any other provision hereof.

9. Grantee Bound by Plan; Registration Statement; Plan Prospectus Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan are expressly incorporated into this Agreement by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern and prevail. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the Plan’s amendment provisions, and to such rules, regulations and interpretations relating to the Plan or this Agreement as are adopted by the Committee and in effect from time to time. By signing below, Grantee agrees and accepts on behalf of himself or herself, and Grantee’s heirs, legatees and legal representatives, that all decisions or interpretations of the Committee with respect to the Plan or this Agreement are binding, conclusive and final.

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THE GRANTEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND, IF ISSUANCE OF THE SHARES UNDERLYING THE SAR IS REGISTERED AT THE TIME OF GRANT, OF THE REGISTRATION STATEMENT ON FORM S-8 AND THE CORRESPONDING PLAN PROSPECTUS.

10. Governing Law. This Agreement shall be governed by the internal laws of the state of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any legal action or proceeding with respect to the Plan or this SAR may only be brought and determined in a court sitting in the County of Hillsborough, including the Federal District Court for the Middle District of Florida sitting in the County of Hillsborough, in the State of Florida. The Company may require that the action or proceeding be determined in a bench trial.

11. Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable, or would disqualify this SAR under any law the Committee deems applicable, then such provision will be construed or deemed amended to conform to the applicable law, or if the Committee determines that the provision cannot be construed or deemed amended without materially altering the intent of this agreement, then the provision will be stricken and the remainder of this agreement will remain in full force and effect.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

1 NTD: Replace bracketed clause with “cash” for a cash-settled SAR.

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[SIGNATURE PAGE TO STOCK APPRECIATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Stock Appreciation Rights Agreement on the _____ day of _________________, 20___.

OPTEX SYSTEMS HOLDINGS, INC.

By:
Name:
Title:

[Grantee]